Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2020 THIRD QUARTER RESULTS

Third Quarter Highlights:
•Net sales from continuing operations of $214.0 million, up 17.1% over prior year period
•Organic sales from continuing operations* of $194.9 million, up 6.7% over prior year period
•Positive operating results offset by a $50.3 million goodwill impairment charge
•Net loss from continuing operations of $38.5 million, or $(1.39) per diluted share
•Adjusted diluted earnings per share from continuing operations* of $0.70, up 52% over prior year period
•Adjusted EBITDA from continuing operations* up 32.6% to $35.5 million, or 16.6% of sales
•Net cash provided by operating activities of $27.0 million leading to Free Cash Flow* of $22.4 million
•Ian K. Walsh appointed President and Chief Executive Officer; Neal J. Keating becomes Executive Chairman of the Board of Directors

BLOOMFIELD, Conn. (November 4, 2020) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third fiscal quarter ended October 2, 2020.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	October 2, 2020	September 27, 2019	Change

Net sales from continuing operations	$213,959	$182,670	$31,289

Operating income from continuing operations:
Operating (loss) income from continuing operations	$(38,927)	$15,627	$(54,554)
% of sales	(18.2)%	8.6%	(26.8)%
Adjustments	$62,082	$4,228	$57,854
Adjusted operating income from continuing operations*	$23,155	$19,855	$3,300
% of sales	10.8%	10.9%	(0.1)%

Adjusted EBITDA from continuing operations*:
(Loss) earnings from continuing operations	$(38,507)	$10,130	$(48,637)
Adjustments	74,052	16,668	57,384
Adjusted EBITDA from continuing operations*	$35,545	$26,798	$8,747
% of sales	16.6%	14.7%	1.9%

Earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$(1.39)	$0.36	$(1.75)
Adjustments	2.09	0.10	1.99
Adjusted diluted earnings per share from continuing operations*	$0.70	$0.46	$0.24

Management's Commentary on Third Quarter Results:

As we end the third quarter we are very pleased with our performance given the unprecedented challenges we have faced during the year. We have seen organic sales growth for both the quarter and year-to-date periods, reflecting the strength of our business and the benefit from the diversity of our product offerings and end market exposures. Gross margins in excess of 30% and our cost reduction and mitigation efforts allowed us to deliver strong adjusted financial results in the quarter. A GAAP loss of $38.5 million or $1.39 per diluted share, included a non-cash goodwill impairment charge of $50.3 million, or $1.82 per diluted share. The charge was associated with our Aerosystems reporting unit which has seen disruption in its commercial aviation business as a result of COVID-19. The charge resulted from the lower than expected performance of the reporting unit through the first nine months of the year and and the impact of this performance on its expected future results. Adjusted diluted earnings per share* was $0.70, a 52% increase over the adjusted diluted earnings per share* of $0.46 in the third quarter of 2019.

Organic sales from continuing operations* increased 6.7% over the third quarter of 2019 due in large part to the strength of our defense products, including Safe and Arm Devices, which were up 24.0% over the third quarter of 2019 and 28.6% over the second quarter of 2020. During the quarter we delivered more than 14,000 JPF's, bringing our total year-to-date deliveries to over 36,500 units. We continue to expect to deliver between 45,000 to 50,000 fuzes during the year. JPF demand remains strong and during the quarter we received an order under Option 15 of our USG JPF contract totaling $57 million, and remain optimistic on several potential near term opportunities that could add additional backlog in 2020.

Sales for our commercial, business and general aviation products decreased 18.0% over the third quarter of 2019, but increased 10.5% when compared to the second quarter of 2020. This sequential increase was largely due to a 34.1% increase in sales for our general and business aviation products, which included the sale of one K-MAX® aircraft. This increase was offset by the continued sales decline for our commercial aviation products, which decreased 25.8% from the second quarter of 2020. As we look to the fourth quarter we expect the diversity of our product offerings and the broad range of platforms we support to benefit our commercial, business, and general aviation product sales.

Sales for our medical products increased 18.6% from the second quarter, and it appears the second quarter performance for these products may represent the low point for the year. Looking forward, the resurgence of COVID-19 in parts of the U.S. may lead to the additional deferral of elective procedures and push out a recovery in sales for these products. Finally, our industrial markets held up fairly well in the quarter, but as we look ahead we expect sales for these products for the fourth quarter to be modestly lower as compared to the third quarter.

Neal J. Keating, Executive Chairman, stated, "As many of you are aware, in August, I announced my plan to retire from Kaman as of April 2021. Additionally, we announced that I would move to the role of Executive Chairman of the Board of Directors and that the Board would appoint Ian Walsh as President and Chief Executive Officer effective September 8, 2020. We welcomed Ian to the team in September and are working closely to ensure a smooth and efficient transition. Over my time at Kaman, I have had the honor to lead this organization and the privilege to work alongside our extraordinarily talented and committed employees. I am proud of the many accomplishments we have achieved together, and I look forward to the continued success of the company under Ian's leadership."

Ian K. Walsh, President and Chief Executive Officer, commented, “I am thrilled to have the opportunity to join Kaman at a very exciting time in its history. Since its founding, Kaman has been driven by innovative technological solutions, and the work that Neal and the team completed over his tenure has allowed the Company to return to these roots. In my first two months, I have worked closely with Neal and the team on my transition, and I look forward to leveraging our history of innovation and strong financial position to continue building on our industry-leading technologies and market positions."

Commenting on the quarter, Chief Financial Officer, Robert D. Starr, stated, "During the quarter we generated Cash Flows from Operating Activities of $27.0 million which led to Free Cash Flow* in the period of $22.4 million. For the full year we continue to expect positive Free Cash Flow*, in line with our Full Year 2019 Free Cash Flow* performance; however, our ability to meet this target will be dependent on the timing of receivable collections from our non-US JPF customers.

We remain focused on mitigating the risks associated with COVID-19 and we continue to manage our cost structure in light of the end market challenges we are experiencing. Additionally, we continued moving forward with our previously announced G&A reduction efforts and we expect to achieve savings at the high end of our previously announced range. In the period we recorded approximately $1.5 million in additional restructuring and severance expense. These actions year-to-date, including the benefit from reduced discretionary spending, are expected to generate $25.7 million in savings in 2020, representing an annualized savings of approximately $44.3 million. In addition, we have identified actions which have not yet been fully implemented that when coupled with the actions we have taken to-date will generate approximately $50 million in annualized savings by year end. We expect 80% of the $50 million in savings to be structural as we expect a portion to return when conditions improve."

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, November 5, 2020, at 8:30 AM ET. The call will be accessible by telephone within the U.S. at (844) 473-0975 and from outside the U.S. at (562) 350-0826 (using the Conference I.D.: 8359646) or via the Internet at www.kaman.com. Please go to the website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference I.D.: 8359646. In addition, a supplemental presentation relating to the third quarter 2020 results will be posted to the Company’s website prior to the earnings call at http://www.kaman.com/investors/presentations.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.

More information is available at www.kaman.com.

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and nine-month fiscal periods ended October 2, 2020 and September 27, 2019, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 2. Organic Sales from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Net sales	$213,959	$182,670	$599,171	$523,816
Acquisition Sales	19,032	—	60,449	—
Organic Sales	$194,927	$182,670	$538,722	$523,816
$ Change	12,257	25,536	14,906	8,681
% Change	6.7%	16.3%	2.8%	1.7%

Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations - Adjusted Net Sales from continuing operations is defined as net sales from continuing operations, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income from continuing operations is defined as operating income from continuing operations, less items that are not indicative of the operating performance of the Company for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations to evaluate performance period over period, to analyze underlying trends and to assess our performance relative to our competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income from continuing operations to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 4, 2020.

Table 3. Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
CONSOLIDATED OPERATING INCOME:
Net Sales from continuing operations	$213,959	$182,670	$599,171	$523,816
GAAP - Operating (loss) income from continuing operations	$(38,927)	$15,627	$(46,119)	$38,571
% of GAAP net sales	(18.2)%	8.6%	(7.7)%	7.4%

Adjustments
Non-cash, non tax goodwill impairment charge	$50,307	$—	$50,307	$—
Restructuring and severance costs	1,541	81	7,820	553
Costs associated with corporate development activities	1,866	2,993	4,332	2,993
Bal Seal acquisition costs	14	—	8,461	—
Cost of acquired Bal Seal retention plans	5,703	—	17,110	—
Inventory step-up associated with Bal Seal acquisition	—	—	2,355	—
Costs from transition services agreement	3,019	1,154	11,532	1,154
Senior leadership transition	280	—	280	—
Reversal of employee tax-related matters in foreign operations	(648)	—	(1,859)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
Gain on sale of U.K. Tooling business	—	—	(493)	—
Total adjustments	$62,082	$4,228	$99,581	$4,700

Adjusted Operating Income	$23,155	$19,855	$53,462	$43,271
% of GAAP net sales	10.8%	10.9%	8.9%	8.3%

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's for the period presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net, non-service pension and post retirement benefit expense (income), and certain items that are not indicative of the operating performance of the Company for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month or nine-month fiscal periods ended October 2, 2020 and September 27, 2019. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Table 4. Adjusted EBITDA from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$213,959	$182,670	$599,171	$523,816

(Loss) earnings from continuing operations, net of tax	(38,507)	10,130	(39,014)	22,341

Interest expense, net	5,327	4,058	14,382	14,595
Income tax (benefit) expense	679	2,297	(1,022)	3,244
Non-service pension and post retirement benefit income	(4,063)	(99)	(12,188)	(298)
Other (income) expense, net	(534)	185	(424)	(367)
Depreciation and amortization	12,390	6,943	32,204	19,308
Other Adjustments:
Non-cash, non tax goodwill impairment charge	50,307	—	50,307	—
Restructuring and severance costs	1,541	81	7,820	553
Cost associated with corporate development activities	1,866	2,993	4,332	2,993
Bal Seal acquisition costs	14	—	8,461	—
Cost of acquired Bal Seal retention plans	5,703	—	17,110	—
Inventory step-up associated with Bal Seal acquisition	—	—	2,355	—
Costs from transition services agreement	3,019	1,154	11,532	1,154
Income from transition services agreement	(1,829)	(944)	(7,853)	(944)
Senior leadership transition	280	—	280	—
Reversal of employee tax-related matters in foreign operations	(648)	—	(1,859)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
Gain on sale of U.K. Tooling business	—	—	(493)	—
Adjustments	$74,052	$16,668	$124,680	$40,238

Adjusted EBITDA from continuing operations	$35,545	$26,798	$85,666	$62,579
Adjusted EBITDA margin	16.6%	14.7%	14.3%	11.9%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 4, 2020.

Table 5. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Adjustments to Earnings from Continuing Operations
Non-cash, non tax goodwill impairment charge	$50,307	$—	$50,307	$—
Restructuring and severance costs	1,541	81	7,820	553
Costs associated with corporate development activities	1,866	2,993	4,332	2,993
Bal Seal acquisition costs	14	—	8,461	—
Cost of acquired Bal Seal retention plans	5,703	—	17,110	—
Inventory step-up associated with Bal Seal acquisition	—	—	2,355	—
Costs from transition services agreement	3,019	1,154	11,532	1,154
Income from transition services agreement	(1,829)	(944)	(7,853)	(944)
Senior leadership transition	280	—	280	—
Reversal of employee tax-related matters in foreign operations	(648)	—	(1,859)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
Gain on sale of U.K. Tooling business	—	—	(493)	—
Benefit from change in state tax laws	—	—	—	(2,137)
Adjustments, pre tax	$60,253	$3,284	$91,728	$1,619

Tax Effect of Adjustments to Earnings from Continuing Operations
Non-cash, non tax goodwill impairment charge	$—	$—	$—	$—
Restructuring and severance costs	354	15	1,797	70
Costs associated with corporate development activities	429	554	995	380
Bal Seal acquisition costs	3	—	1,944	—
Cost of acquired Bal Seal retention plans	1,280	—	3,841	—
Inventory step-up associated with Bal Seal acquisition	—	—	529	—
Costs from transition services agreement	694	213	2,650	147
Income from transition services agreement	(420)	(175)	(1,805)	(120)
Senior leadership transition	64	—	64	—
Employee tax-related matters in foreign operations	—	—	(167)	—
Reversal of environmental accrual at GRW	—	—	(66)	—
Gain on sale of U.K. Tooling business	—	—	(123)	—
Benefit from change in state tax laws	—	—	—	—
Tax effect of Adjustments	$2,404	$607	$9,659	$477

Adjustments to Earnings from Continuing Operations, net of tax
GAAP (Loss) earnings from continuing operations, as reported	$(38,507)	$10,130	$(39,014)	$22,341
Non-cash, non tax goodwill impairment charge	50,307	—	50,307	—

Table 5. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Restructuring and severance costs	1,187	66	6,023	483
Costs associated with corporate development activities	1,437	2,439	3,337	2,613
Bal Seal acquisition costs	11	—	6,517	—
Cost of acquired Bal Seal retention plans	4,423	—	13,269	—
Inventory step-up associated with Bal Seal acquisition	—	—	1,826	—
Costs from transition services agreement	2,325	941	8,882	1,007
Income from transition services agreement	(1,409)	(769)	(6,048)	(824)
Senior leadership transition	216	—	216	—
Employee tax-related matters in foreign operations	(648)	—	(1,692)	—
Reversal of environmental accrual at GRW	—	—	(198)	—
Gain on sale of U.K. Tooling business	—	—	(370)	—
Benefit from change in state tax laws	—	—	—	(2,137)
Adjusted Earnings from continuing operations	$19,342	$12,807	$43,055	$23,483

Calculation of Adjusted Diluted Earnings per Share from Continuing Operations
GAAP diluted (loss) earnings per share from continuing operations	$(1.39)	$0.36	$(1.41)	$0.79
Non-cash, non tax goodwill impairment charge	1.82	—	1.82	—
Restructuring and severance costs	0.04	—	0.22	0.02
Costs associated with corporate development activities	0.05	0.09	0.12	0.09
Bal Seal acquisition costs	—	—	0.24	—
Cost of accrued Bal Seal retention plans	0.16	—	0.47	—
Inventory step-up associated with Bal Seal acquisition	—	—	0.06	—
Costs from transition services agreement	0.08	0.04	0.32	0.04
Income from transition services agreement	(0.05)	(0.03)	(0.22)	(0.03)
Senior leadership transition	0.01	—	0.01	—
Employee tax-related matters in foreign operations	(0.02)	—	(0.06)	—
Reversal of environmental accrual at GRW	—	—	(0.01)	—
Gain on sale of U.K. Tooling business	—	—	(0.01)	—
Benefit from change in state tax laws	—	—	—	(0.07)
Adjustments to diluted earnings per share from continuing operations	$2.09	$0.10	$2.96	$0.05
Adjusted Diluted Earnings per Share from continuing operations	$0.70	$0.46	$1.55	$0.84
Diluted weighted average shares outstanding	27,687	28,117	27,718	28,104

Free Cash Flow from continuing operations - Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities from continuing operations” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow from continuing operations provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow from continuing operations internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 6. Free Cash Flow from continuing operations (in thousands) (unaudited)
	For the Nine Months Ended	For the Six Months Ended	For the Three Months Ended
	October 2, 2020	July 3, 2020	October 2, 2020
Net cash (used in) provided by operating activities from continuing operations	$(52,379)	$(79,400)	$27,021
Expenditures for property, plant & equipment	(14,232)	(9,592)	(4,640)
Free Cash Flow from continuing operations	$(66,611)	$(88,992)	$22,381

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 7. Debt to Capitalization Ratio (in thousands) (unaudited)
	October 2, 2020	December 31, 2019
Long-term debt, excluding current portion	$285,608	$181,622
Debt	285,608	181,622
Total shareholders' equity	770,678	823,202
Capitalization	$1,056,286	$1,004,824
Debt to Capitalization Ratio	27.0%	18.1%
Please note that the Company held $152.3 million of "Cash and Cash Equivalents" on its Condensed Consolidated Balance Sheet as of October 2, 2020. Netting this cash on hand against our debt would reduce the Debt to Capitalization Ratio to 14.7% as of October 2, 2020.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the sale of our former Distribution business; (ii) risks related to Kaman's performance of its obligations under the transition services agreement entered into in connection with the sale of our former Distribution business and disruption of management time from ongoing business operations relating thereto; (iii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (iv) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (v) the global economic impact of the COVID-19 pandemic; (vi) changes in geopolitical conditions in countries where the Company does or intends to do business; (vii) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (viii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (ix) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (x) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (xi) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xiii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiv) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xvi) the accuracy of current cost estimates associated with environmental remediation activities; (xvii) the profitable integration of acquired businesses into the Company's operations; (xviii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xix) changes in supplier sales or vendor incentive policies; (xx) the ability of our suppliers to satisfy their performance obligations; (xxi) the effects of price increases or decreases; (xxii) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxiii) future levels of indebtedness and capital expenditures; (xxiv) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxv) the effects of currency exchange rates and foreign competition on future operations; (xxvi) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvii) the effects, if any, of the United Kingdom's exit from the European Union; (xxviii) future repurchases and/or issuances of common stock; (xxix) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxx) the ability to recruit and retain skilled employees; and (xxxi) other risks and uncertainties set forth herein and in our 2019 Form 10-K and our Third Quarter Form 10-Q filed November 4, 2020.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan
V.P., Investor Relations and Business Development
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Net sales	$213,959	$182,670	$599,171	$523,816
Cost of sales	147,084	121,537	407,926	355,573
Gross profit	66,875	61,133	191,245	168,243
Selling, general and administrative expenses	45,224	43,855	151,093	127,614
Goodwill impairment	50,307	—	50,307	—
Costs from transition services agreement	3,019	1,154	11,532	1,154
Cost of acquired retention plans	5,703	—	17,110	—
Restructuring costs	1,541	81	7,820	553
Gain on sale of business	—	—	(493)	—
Net gain on sale of assets	8	416	(5)	351
Operating (loss) income	(38,927)	15,627	(46,119)	38,571
Interest expense, net	5,327	4,058	14,382	14,595
Non-service pension and post retirement benefit income	(4,063)	(99)	(12,188)	(298)
Income from transition services agreement	(1,829)	(944)	(7,853)	(944)
Other (income) expense, net	(534)	185	(424)	(367)
(Loss) earnings from continuing operations before income taxes	(37,828)	12,427	(40,036)	25,585
Income tax (benefit) expense	679	2,297	(1,022)	3,244
(Loss) earnings from continuing operations	(38,507)	10,130	(39,014)	22,341
Earnings from discontinued operations before gain on disposal, net of tax	—	9,860	—	25,240
Gain on disposal of discontinued operations, net of tax	—	122,786	692	122,786
Total earnings from discontinued operations	—	132,646	692	148,026
Net (loss) earnings	$(38,507)	$142,776	$(38,322)	$170,367

Earnings per share:
Basic (loss) earnings per share from continuing operations	$(1.39)	$0.36	$(1.41)	$0.80
Basic earnings per share from discontinued operations	—	4.75	0.03	5.30
Basic earnings per share	$(1.39)	$5.11	$(1.38)	$6.10
Diluted (loss) earnings per share from continuing operations	$(1.39)	$0.36	$(1.41)	$0.79
Diluted earnings per share from discontinued operations	—	4.72	0.03	5.27
Diluted earnings per share	$(1.39)	$5.08	$(1.38)	$6.06
Average shares outstanding:
Basic	27,687	27,952	27,718	27,941
Diluted	27,687	28,117	27,718	28,104

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	October 2, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$152,288	$471,540
Restricted cash	25,120	—
Accounts receivable, net	185,129	156,492
Contract assets	127,260	121,614
Contract costs, current portion	3,762	6,052
Inventories	188,199	156,353
Income tax refunds receivable	12,474	8,069
Other current assets	14,400	16,368
Total current assets	708,632	936,488
Property, plant and equipment, net of accumulated depreciation of $232,358 and $210,549, respectively	217,906	140,450
Operating right-of-use assets, net	15,377	15,159
Goodwill	252,707	195,314
Other intangible assets, net	144,132	53,439
Deferred income taxes	26,393	35,240
Contract costs, noncurrent portion	8,438	6,099
Other assets	38,325	36,754
Total assets	$1,411,910	$1,418,943
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$53,937	$70,884
Accrued salaries and wages	56,598	43,220
Contract liabilities, current portion	38,233	42,942
Operating lease liabilities, current portion	4,853	4,306
Income taxes payable	1,448	4,722
Other current liabilities	39,206	37,918
Total current liabilities	194,275	203,992
Long-term debt, excluding current portion, net of debt issuance costs	285,608	181,622
Deferred income taxes	6,020	6,994
Underfunded pension	74,550	97,246
Contract liabilities, noncurrent portion	16,398	37,855
Operating lease liabilities, noncurrent portion	11,132	11,617
Other long-term liabilities	53,249	56,415
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,228,123 and 30,058,455 shares issued, respectively	30,228	30,058
Additional paid-in capital	236,310	228,153
Retained earnings	765,722	820,666
Accumulated other comprehensive income (loss)	(140,973)	(150,893)
Less 2,555,693 and 2,219,332 shares of common stock, respectively, held in treasury, at cost	(120,609)	(104,782)
Total shareholders’ equity	770,678	823,202
Total liabilities and shareholders’ equity	$1,411,910	$1,418,943

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Nine Months Ended
	October 2, 2020	September 27, 2019
Cash flows from operating activities:
Net (loss) earnings	$(38,322)	$170,367
Less: Total earnings from discontinued operations	692	148,026
(Loss) earnings from continuing operations	$(39,014)	$22,341
Adjustments to reconcile net earnings from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	32,204	19,308
Amortization of debt issuance costs	1,325	1,401
Accretion of convertible notes discount	2,132	2,067
Provision for doubtful accounts	570	384
Goodwill impairment	50,307	—
Gain on sale of business	(493)	—
Net (gain) loss on sale of assets	(5)	351
Net loss on derivative instruments	144	549
Stock compensation expense	4,254	3,969
Deferred income taxes	6,590	(3,743)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(19,556)	17,650
Contract assets	(5,085)	(20,303)
Contract costs	(48)	3,130
Inventories	(18,273)	(43,139)
Income tax refunds receivable	(4,431)	157
Operating right of use assets	427	2,388
Other assets	526	(4,020)
Accounts payable - trade	(18,258)	704
Contract liabilities	(26,165)	(16,647)
Operating lease liabilities	(498)	(2,256)
Other current liabilities	5,997	7,318
Income taxes payable	(3,464)	15,620
Pension liabilities	(18,662)	3,128
Other long-term liabilities	(2,903)	979
Net cash (used in) provided by operating activities of continuing operations	(52,379)	11,336
Net cash used in operating activities of discontinued operations	—	(7,341)
Net cash (used in) provided by operating activities	(52,379)	3,995
Cash flows from investing activities:
Proceeds from sale of assets	128	82
Proceeds from sale of discontinued operations	5,223	656,736
Proceeds from sale of business	493	—
Expenditures for property, plant & equipment	(14,232)	(17,411)
Acquisition of businesses, net of cash acquired	(304,661)	—
Other, net	(2,225)	(3,092)
Net cash (used in) provided by investing activities of continuing operations	(315,274)	636,315
Net cash used in investing activities of discontinued operations	—	(9,838)
Net cash (used in) provided by investing activities	(315,274)	626,477
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	101,100	(38,500)
Debt repayment	—	(76,875)
Repayment of convertible notes	—	(500)
Net change in bank overdraft	958	2,995

Proceeds from exercise of employee stock awards	2,451	8,616
Purchase of treasury shares	(14,205)	(12,006)
Dividends paid	(16,675)	(16,756)
Other, net	(566)	(1,092)
Net cash provided by (used in) financing activities of continuing operations	73,063	(134,118)
Net cash provided by financing activities of discontinued operations	—	7,967
Net cash provided by (used in) financing activities	73,063	(126,151)
Net (decrease) increase in cash and cash equivalents	(294,590)	504,321
Cash and cash equivalents of discontinued operations	—	(21,834)
Effect of exchange rate changes on cash and cash equivalents	458	(208)
Cash and cash equivalents and restricted cash at beginning of period	471,540	27,711
Cash and cash equivalents and restricted cash at end of period	$177,408	$509,990